EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-92725 on Form S-8 pertaining to the 1993 Non-Employee Directors Stock Ownership Incentive Plan, the 1999 Employee Stock Option Plan and the Employee Gift Program, and No. 333-130791 on Form S-8 pertaining to the Kentucky Bancshares, Inc. 2005 Restricted Stock Grant Plan, of our report dated March 29, 2010 appearing in this Annual Report on Form 10-K of Kentucky Bancshares, Inc. for the year ended December 31, 2009.

/s/Crowe Horwath LLP

Crowe Horwath LLP

Louisville, Kentucky

March 29, 2010